Exhibit 10.14 - Lease Agreement with Al Josam Dixieland, LLC

                                      LEASE

            This Lease, made effective February 26, 2003, is by and between AL JOSAM DIXIELAND, L.L.C., a Kentucky limited liability company ("Lessor"), and COMMUNITY BANK SHARES OF INDIANA, INC. AND/OR COMMUNITY BANK OF KENTUCKY, INC. ("Lessee"), Lessor and Lessee hereby agree as follows:

1.    Demised Premises:

      Subject to the satisfaction of the conditions precedent set forth in Sections 32 and 33 below, Lessor hereby demises and leases to Lessee, and Lessee hereby leases from Lessor, the real property described on Exhibit A, attached hereto and made a party hereof (the "Real Property"), which includes that certain building containing approximately 2,630 square feet of gross building area and all other improvements located thereon, all of which is located at 4510 Shelbyville Road, Louisville, Jefferson County, Kentucky (collectively, "Premises"), together with all right, title and interest in those certain easements and rights appertaining thereto, including without limitation the parking lot constituting a part of the Premises. Lessee, its employees, agents, contractors, invitees, and licensees shall have a non-exclusive easement for uninterrupted pedestrian and vehicular passage over, and parking on, the common areas, if any, of the Premises and Lessee is hereby granted the right to use all of the rights and easements appurtenant if any, to the Premises (collectively the "Common Areas") for so long as this Lease is in effect.

2.    Term of Lease:

      Lessee will have and hold the Premises for a term of Fifteen (15) years beginning on July 1, 2003 (the "Commencement Date") and ending on June 30, 2018, with an option to renew for One (1) period of Fifteen (15) years as more specifically provided in Section 6 below.

3.    Rent:

      Lessee covenants to pay to Lessor at its notice address, or at such place or to such person as Lessor may designate in writing from time to time, monthly rent in the amount described below for the Premises ("Rent"). Rent will be paid no later than the first day of each calendar month and shall be prorated for any partial month.

      Year One:         $ 6,500.00
      Year Two:         $ 6,750.00
      Year Three:       $ 7,000.00
      Year Four:        $ 7,250.00
      Year Five:        $ 7,500.00
      Year Six          $ 7,700.00
      Year Seven:       $ 7,700.00
      Year Eight:       $ 7,700.00
      Year Nine:        $ 7,700.00
      Year Ten:         $ 7,700.00


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      Year Eleven:      $ 8,470.00
      Year Twelve       $ 8,470.00
      Year Thirteen:    $ 8,470.00
      Year Fourteen:    $ 8,470.00
      Year Fifteen:     $ 8,470.00

      Each year shall consist of a period of twelve (12) months, commencing on July 1 of a particular year and ending on June 30 of the immediately succeeding year calendar year.

4.    Termination:

      The Lease may be terminated by the Lessee any time after the 10th year of the Lease and prior to June 30, 2018 for an amount equal to the then unpaid principal balance of the First Mortgage Loan, as such term is defined in Section 8.3 below. owed by Lessor to Lessee, any of its affiliated banks, or to any other financial institution.

5.    Triple Net Lease:

      Lessor and Lessee expressly acknowledge and agree that this Lease is a "triple net lease" and, accordingly, the rent payable to Lessor pursuant to Section 3 and 6 of this Lease shall be an absolutely triple net return to Lessor without reduction or abatement in any respect during the entire term of this Lease, it being the intent of Lessor and Lessee that Lessee shall be, for all purposes of this Section 5, the functional equivalent to a fee simple owner of the Premises and Common Areas. Without in any way limiting the generality of the foregoing, Lessor and Lessee expressly acknowledge and agree that Lessee shall have the sole and exclusive responsibility to pay during the entire term of this Lease, without contribution by the Lessor in any respect and/or without any offset to or reduction in the rent payable to Lessor pursuant to Section 3 and 6 of this Lease, (a) all ad valorem real and personal property taxes now and hereafter assessed against the Premises and the Common Area, (b) all insurance premiums and other costs to obtain and maintain all of the insurance required to be obtained and maintained by the Lessee pursuant to
      Section 12 of this Lease, and (c) all costs and expenses to maintain, repair and replace the Premises and the Common Areas including, without limitation, all heating, ventilating and air conditioning and all other mechanical systems now and hereafter located on the Real Property, all as more specifically provided in Section 10 of the Lease.

6.    Options to Extend:

      Lessor hereby grants Lessee, if Lessee shall not be in default in the performance of any obligations under this Lease, an option to extend the term of this Lease for One (1) period (s) of Fifteen (15) years. Such extended term shall begin on July 1, 2018 and shall end on June 30, 2033. All of the covenants, terms, and conditions of this Lease shall remain in full force and effect during such the extended term of this Lease except as expressly set forth herein. The annual rent due under this Lease for the extended term shall be increased by ten percent (10%) in each five (5) year period based on the previous period's rental rate, with each such increase in the rent to be effective on July 1, 2018, July 1, 2023, and July 1, 2028 and to remain effective during the five (5) year period from and including such date. Lessee Shall be deemed to have automatically exercised its option to extend the term of this Lease for the renewal term of fifteen (15) years unless Lessee shall, not less than one hundred twenty (120) days prior to the expiration of the original term of this Lease, give written notice to Lessor confirming that this Lease shall expire on the expiration date of the original term of this Lease. In no event shall the original term and extended term of this Lease exceed Thirty (30) years. In the event Lessee has exercised its option to extend the term of this Lease for such fifteen (15) year period, a subsequent default by Lessee prior to the expiration of the original term of this Lease shall give Lessor, but not Lessee, the right to terminate this Lease on or before the expiration date of the original term of this Lease.


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7.    Commencement:

            The Lease shall be executed no later than May 31, 2003 and possession of the Premises shall occur no later than July 1, 2003 in its "as is, where is" condition.

8.    Taxes and Other Charges:

      8.1 Lessee agrees to pay and discharge as punctually as and when the same will become due and payable, without penalty or interest, all real estate taxes and general assessments which accrue against the Premises during the term of this Lease. At the expiration or termination of the term of this Lease in accordance with its terms, Lessee shall have no obligations for taxes or assessments thereafter assessed, provided, nothing herein shall be construed to preclude Lessor from seeking an award for damages that includes future ad valorem taxes and assessments against the Premises in the event Lessee defaults in the performance of its obligations under this Lease.

      8.2 It is expressly understood and agreed that, except for the applicable rental tax under Kentucky law, Lessee will not be required to pay, or reimburse Lessor for (i) any local, state or federal capital levy, franchise tax, revenue tax, income tax or profits tax of Lessor or any tax or impost charged or levied upon or with respect to the Premises.

      8.3 Lessee may contest any such tax, assessment, cost or expense, imposition or charge in any manner permitted by law, in Lessee's name, and whenever necessary, in Lessor's name, provided such tax or assessment is only levied against the Premises and such contest dos not result in the enforcement of the lien securing any such tax, assessment, cost or expense including, without limitations, any tax sale of the Premises.

9.    Use of Premises:

      9.1 Lessee (and its sublessees) may use the Premises for the operation of any lawful purpose.

      9.2 In addition to the foregoing, Lessee agrees, at its sole cost and expense, to comply with all laws, orders, rules, regulations and requirements of all governmental or other authorities having jurisdiction over its conduct of business in the Premises.

            Lessee shall keep the Premises clean and free of rubbish and trash at all times and shall store all trash and garbage in leak-proof containers and arrange for the regular pickup of such trash and garbage at Lessee's expense. Lessee shall not burn or bury any trash or garbage of any kind on or about the Premises.

10.   Lessee's Obligations for Maintenance:

      10.1 Lessee, at Lessee's sole cost and expense,, shall keep and maintain in first-class appearance and in good order, condition and repair as reasonably determined by Lessor (including replacement of parts and equipment, if necessary) the Premises and every part thereof including all buildings and


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            improvements now or hereafter located on the Real Property and any and all appurtenances thereto wherever located, and all other repairs, replacements, renewals and restorations, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, including, without limitation, all maintenance, replacements and repairs of the heating and air conditioning and all electrical systems, sprinkler systems, walls, floor slab, floors and ceilings and all parking, landscaping, drives and other exterior portions of the Premises. Lessee's duty to repair shall include the duty to replace equipment, mechanical systems and other improvements on the Real Property whenever necessary or appropriate.

            (b) Lessee shall keep and maintain the Premises in a clean, sanitary and safe condition, well-lit and free of snow and ice, refuse, nibble, debris, dirt and trash, and in accordance with the laws of the Commonwealth of Kentucky and in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector, or other proper officials of the governmental agencies having jurisdiction over the Premises, and Lessee shall comply with all requirements of law, ordinances and otherwise, affecting the Premises, all at the sole cost and expense of Lessee. At the time of the expiration or sooner termination of the term of this Lease, Lessee, shall surrender the Premises in good order, condition and repair.

            (c) Lessee shall not suffer or give cause for the filing of any lien against the Premises. In the event a mechanic's lien shall be filed against the Premises or Lessee's interest therein, Lessee shall within thirty (30) days after receiving notice of such lien discharge such lien either by payment of the indebtedness due to the mechanic's lien claimant or by filing a bond (as provided by statute) as security therefore. In the event Lessee shall fail to discharge such lien, Lessor shall have the right to procure such discharge by filing such bond, and Lessee shall pay the cost of such bond to Lessor as additional rent upon the first day thereafter that rent shall be due hereunder.

            (d) Lessee, at its own expense, shall install and maintain such fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction over the Premises and/or by the insurance underwriters insuring the Premises.

            (e) Lessee expressly waives all rights to make repairs at the expense of Lessor as provided for in any statute or law in effect during the term of this Lease.

            (f) If Lessee does not maintain the Premises in accordance with the terms set forth in this Section 10, Lessor shall have the right, upon thirty (30) days prior written notice to Lessee (or such lesser period of time, if, in Lessor's reasonable discretion, an emergency situation exists) to enter upon the Premises and maintain such buildings, improvements, parking, drive areas and landscaping located on the Real Property, in accordance with the foregoing. Lessee shall, within ten (10) days after written notice by Lessor to Lessee, reimburse Lessor for any and all costs incurred in connection therewith.

11.   Alterations.

      11.1 Lessee may make non-structural alterations and additions to the Premises so long as the same are done in a good and workmanlike manner and in compliance with all applicable laws.


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      11.2  Title to any improvements or alterations made by Lessee will vest in
            Lessor at the end of the term of this Lease,, and Lessee will deliver such documents of conveyance, without recourse, thereof as Lessor may reasonably request (including without limitation assignments of any outstanding warranties), and Lessor agrees to timely accept the Premises with such improvements and alterations. Lessee may place such trade fixtures, personal property, machinery, furniture, equipment and the like on the Premises as it may desire at its own expense, all of which shall be removed by Lessee at its sole cost and expense upon the expiration of the term of this Lease with all damage to the Premises caused by such removal repaired and restored to its prior condition a Lessee's sole cost and expense.

12.   Insurance:.

      Lessee shall maintain and procure casualty insurance with respect to the improvements on the Premises insuring against fire, theft and extended coverage risks (all hazards included within the term "all risks coverage"), in an amount sufficient to prevent Lessor or Lessee from becoming a co-insurer of any partial loss under applicable insurance policies and in any event not less than one hundred percent (100%) of the full replacement value (exclusive of the cost of excavation, footings, foundations and underground utilities) of such improvements. Lessor shall be named as an additional insured and loss payee as its interest may appear under such casualty insurance.

      Lessee shall obtain and keep in full force and effect commercial general liability insurance against claims for bodily injury, death and/or property damage arising out of the Premises or Common Areas, exclusive of the personal property of the Lessee in or on the Premises, which shall also contain contractual liability coverage, with a minimum single limit of $1,000,000 and a combined bodily injury, death and property damage limit per occurrence of $5,000,000.

      At the other party's request, each shall furnish the other with a certificate evidencing such insurance maintained under this Lease. All coverages maintained by either Lessor or Lessee may include such deductibles as either party reasonably may elect to maintain in the ordinary course of its business.

13.   Fire or Other Casualty:

      Lessee covenants and agrees, except as provided herein, that in the event of damage to any building or improvement on the Premises, or destruction of the whole or any part thereof, by any cause whatsoever, Lessee will proceed immediately and diligently to repair the building, improvements and Premises. All insurance proceeds payable with respect to such damage shall be made available to Lessee to pay the costs and expenses to repair and restore the Premises. There shall be no abatement of Rent or termination of this Lease not withstanding any damage to or destruction of the Premises from any cause whatsoever.

14.   Eminent Domain:

      (a) In the event the Premises, or any part thereof or interest therein, or any building or improvement thereon, is taken or condemned for a public or quasi-public use, or is conveyed in lieu thereof (herein referred to as a "condemnation"), the rights of the Lessor and Lessee in respect of the


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            condemnation proceeding shall be determined as provided herein. Any condemnation allowance or award or judgment relating thereto, allowed or awarded to the Lessor or Lessee and any interest thereon ("condemnation proceeds") will be paid as provided herein. If the condemnation results in a non-material taking of a portion of the Premises, the condemnation proceeds will be applied in the following order: (i) to pay for the restoration of the affected areas of the Premises and any personal or other property of Lessee, (ii) to Lessor and Lessee in proportion of the fee simple interest and leasehold interest taken or affected by the condemnation.

      (b) In the event more than 25% or all of the Premises is taken in condemnation proceedings, or any portion is taken and Lessee, in its reasonable judgment, determines that it cannot continue to conduct business in the Premises as contemplated under this Lease, then Lessee may either terminate this Lease by notice to Lessor or, at its option, retain the Premises. If the Lease is not terminated, the condemnation proceeds for the partial taking will be payable as provided in subsection (a) of this Section 14.. If this Lease is terminated as a result of such condemnation, then condemnation proceeds shall be used first to the payment of the loss of any fixtures, personal property and moving expenses of Lessee in connection with the condemnation and the balance to the Lessor; provided, however, that Lessee shall be entitled to assert a claim against the loss of its leasehold estate in the Lease as a result of the condemnation.

      (c) In the event that any portion of the Premises are taken or adversely affected by a condemnation proceeding, then Lessee to the extent reasonably practicable, and weather permitting, shall restore that portion of the Premises taken or adversely affected by the condemnation, unless Lessee elects to terminate this lease as provided herein. All restoration work shall be done in a diligent and good and workmanlike manner and shall be completed no later than sixty (60) days after the occurrence of the condemnation.

15.   Assignment and Subletting:

      Upon Lessor's prior written consent, which shall not be unreasonably withheld, Lessee shall be entitled to assign this Lease or to sublet all or a portion of the Demised Premises with at least thirty (30) days prior notice to Lessor of the name and address of the lease assignee or sublessee, whichever the case maybe, and the nature of its business; provided, however, that the proposed use of the Premises by the assignee or sublessee complies with this Lease. Lessor shall not be obligated to consent to any assignment of this Lease or sublease of the Premises if Lessor in good faith determines that the proposed assignee or sublessee is not a good credit risk comparable to Lessee. Notwithstanding anything contained herein to the contrary, Lessee shall remain principally liable for all of the obligations of Lessee under this Lease in respect of any assignment of this Lease or sublease of the Premises or any part hereof. Notwithstanding anything to the contrary set forth, Lessee may, in its sole and absolute discretion and without the prior written consent or approval of Lessor, assign, sublease, transfer, or otherwise dispose of any or all of its interest in, to or under this Lease or in, to or under the Premises to an "Affiliate" (as such term is hereinafter defined). For the purposes of this Lease, the


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      term "Affiliate" shall mean and refer to: (i) any person or entity which acquires all or substantially all of the assets or the issued and outstanding capital stock of Lessee; (ii) any corporation or other entity resulting from any reorganization, consolidation or merger of such corporation into Lessee or with any other entity of Lessee; or (iii) any parent, subsidiary or affiliate corporation or entity of Lessee; provided that, in any such event, such affiliate has a net worth, an equity to debt ratio and a current ratio as of the date of such assignment, sublease, transfer or other disposition not less than the net worth, equity to debt ratio and current ratio of Lessee as of the same date. As used in the foregoing clause, the expression "affiliate corporation or entity" shall mean and refer to a corporation or entity that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under the control of, Lessee. The term "control" as used in the foregoing provision shall mean and refer to the right and power, direct or indirect, to direct or cause the direction of the management and policies of such corporation.

16.   Default by Lessee:

      16.1 If one or more of the following events (sometimes called "Events of Default") shall occur and be continuing:

            16.1.1 Lessee defaults in the payment of any Rent or any other sums provided to be paid hereunder and such default continues for ten (10) thereafter; or

            16.1.2 Lessee defaults in the observance or performance of any other covenant, condition, agreement or provision hereof and Lessee fails to remedy such default within thirty (30) days after notice thereof from Lessor to Lessee specifying the nature of the default (or, in the event the default cannot be cured within such period, Lessee fails to initiate action to remedy such default within said period and to prosecute the same to completion with due diligence); or

            16.1.3 Lessee admits insolvency or bankruptcy or its inability to pay its debts as they may mature, or makes an assignment for the benefit of creditors or applies for or consents to the appointment of a trustee or receiver for Lessee, or for the major part of its property,

                  Then, Lessor may enforce the provisions of this Lease and enforce and protect the right of Lessor hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein or for the enforcement of any other appropriate legal or equitable remedy; and Lessee shall have the right in its sole and absolute discretion to terminate this Lease and seek monetary damages in respect of any and all defaults under this Lease committed by Lessee. PROVIDED, HOWEVER, that Lessee shall have 120 days to continue to possess the Premises under this Lease as a holdover lessee pursuant to Section 19 hereof after receipt of notice from Lessor of termination of this Lease, so long as Lessee pays Lessor all accrued and past due Rent as well as all Rent during such 120


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                  day period all Rent owed to Lessor. PROVIDED FURTHER, upon the occurrence and during the continuation of an Event of Default, Lessee shall have the right, for a period of thirty (30) days after the date of occurrence of such Event of Default, to terminate this Lease and be relived of all further liability under this Lease upon payment to Lessor of an amount in "good and collected funds" equal to the sum of (a) all installments of Rent then due and thereafter coming due in accordance with the terms and conditions of this Lease through and including the installment of Rent due and payable on June 1, 2013, and
                  (b) the unpaid principal balance of the First Mortgage Loan, as such term is defined in Section 33 hereof, that will exist on July 2, 2013 assuming that all payment of principal and interest on the First Mortgage Loan have been and are made through July 1, 2013 in accordance with the terms and conditions of the First Mortgage Loan and no prepayments of the unpaid principal of the First Mortgage Loan have been or are made through July 1, 2013.

      16.2 No remedy herein conferred will be considered exclusive of any other remedy conferred by this Lease or by law, but all such remedies will be cumulative. Every power and remedy given by this Lease may be exercised from time to time and as often as the occasion may arise. No delay or omission of Lessor to exercise any power, right or remedy will impair any such power, right or remedy. No waiver by Lessor of any breach or any covenant, agreement or provision of this Lease will be construed or held to be a waiver of any other breach, covenant, agreement or provision by Lessor.

17.   Indemnification:

      Lessee covenants and agrees to indemnify, hold harmless and defend Lessor, its member, managers, employees, agents, attorneys, affiliates, and assigns from and against any and all suits, claims, demands, causes of action, damages, losses, and expenses including, reasonable attorneys' fees, and other expenses of litigation, caused by or resulting from the acts or omissions of Lessee or any breach by Lessee of any provision of this Lease.

18.   Quiet Possession:

      Lessor covenants and agrees that Lessee, upon paying the Rent due under this Lease and performing the other covenants herein agreed by it to be performed, shall have the right to peacefully and quietly have, hold and enjoy the Premises for the term of this Lease without any interference or disruption by Lessor or any persons lawfully claiming under Lessor, subject only to the other provisions of this Lease.

19.   Holding Over:

      If the Lessee remains in the Premises beyond the end of the term of this Lease, whether the stated expiration date of this Lease or an earlier termination of this Lease effected by Lessor upon the occurrence and during the continuation of any Event of Default under this Lease, , such holding over in itself will not constitute a renewal or extension of this Lease or an exercise of any option to renew or extend the term of this Lease or a revocation of a termination of the Lease, but in such event a monthly periodic tenancy will arise upon the covenants and conditions herein set forth, subject to payment of the twice the Rent by the Lessee each month as that is payable on account of the last month of the term of this Lease.


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20.   Condition of Premises Upon Surrender:

      At the expiration of the term of this Lease, Lessee will quit and surrender the Premises, in as good a condition and repair as existed on the Commencement Date of this Lease, reasonable wear and tear except Lessee shall in addition be obligated to remove all of its personal property and trade fixtures from the Premises, and, Lessee shall be obligated to repair all damage caused by such removal.

21.   Signs:

      Lessee will have the right to install, alter, update or replace exterior or interior signage on the Premises to be designed by Lessee and installed by Lessee at its sole cost and expense. The design and installation of any such signage will be subject to compliance with applicable laws.

22.   Notices:

      All notices, requests and other communications hereunder will be in writing and will be sent by (a) personal delivery, (b) overnight courier service that regularly maintains a record of its deliveries, charges prepaid or (c) certified U.S. mail, postage prepaid, return receipt requested, and addressed to the following addresses, or to such other address of which Lessor or Lessee will have given notice to the other as herein provided:

            If to Lessor, to:         Al Josam Dixieland, LLC
                                      6100 Dutchmans Lane 6th
                                      Floor
                                      Louisville, KY 40205
                                      Attn: J. Mark Blieden

            If to Lessee, to:         Community Bank Shares of Indiana, Inc.
                                      101 W. Spring St.
                                      New Albany, IN 47150
                                      ATTN: Chris Bottorff

            With a copy to:           Community Bank
                                      400 Blankenbaker Pkwy, Suite 100
                                      Louisville, KY 40243
                                      Attn: Chris Bottorff

      All such notices, requests and other communications will be deemed to have been sufficiently given for all purposes hereof on the date of delivery, if sent by personal delivery, the day after deposit with the carrier, if sent by overnight courier service, or upon receipt or rejection, if sent by certified U.S. mail, return receipt requested.

23.   Estoppel Certificates:

      Each party hereto will, without charge and within ten (10) days after written request, furnish to the other party hereto and to any proposed mortgagee, purchaser, lease assignee, or sublessee, as the case may be, of the Premises, an estoppel certificate in the form and substance reasonably required by the requesting party. Each party hereto certifies that it has the authority to execute this Lease and the same is binding and valid in accordance with its terms upon each such party.


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24.   Execution:

      This Lease will not be binding and effective until a counterpart hereof has been executed and delivered by the parties each to the other. This Lease may not be modified, amended, or supplemted except by instrument in writing.

25.   Interpretation:

      This Lease will bind and inure to the benefit of the parties hereto and their respective successors or assigns. Except when the context otherwise requires, the terms "Lessee" and "Lessor" as used herein will include any permitted successor or assign of the original party so designated. It is understood and agreed that this Lease has been made following negotiation and revision by the parties and is, therefore, not to be construed against either party because of draftsmanship. In the event of any dispute as to the proper construction of any of the provisions of this Lease, the provisions will be construed in accordance with the laws of the State of Kentucky.

26.   Brokerage:

      Lessor and Lessee warrant, each to the other, that they have dealt with no broker, other than Michael R. Carpenter, who is entitled to a commission or fee by reason of the execution of this Lease. Lessor and Lessee will indemnify each other from and against any and all claims for commissions or fees by any other brokers claiming through them. Lessor agrees to pay a commission to Michael R. Carpenter per a letter agreement dated February 10, 2003 unless Lessee fails to occupy the Premises, in which case no commission shall be due.

27.   Memorandum:

      The parties will execute and cause to be recorded a Memorandum of this Lease upon the written request of the other party, which memorandum will contain only the minimum information required by law and will be terminated of record by the parties upon the termination of this Lease, irrespective of the reason for the termination of this Lease.

28.   Access to Premises:

      Lessor and its agents will have the right to enter the Premises after seventy-two (72) hours notice to Lessee to examine the condition of same or to show the Premises to prospective purchasers, ground lessors, or mortgagees, except for secured areas designated by Lessee. Notwithstanding the foregoing, Lessor shall not be required to furnish such seventy-two
      (72) hours notice to Lessee in the case of an emergency situation of impending peril to either person or property on or about the Premises.

29.   No Joint Venture:

      This Lease shall not be deemed or construed to create or establish any relationship of partnership, agency, or joint venture (or any other similar relationship or arrangement) between Lessor and Lessee.

30.   Waiver:

      No waiver of any of the covenants and agreements herein contained or of any breach thereof will be taken to constitute a waiver of any other subsequent breach of such covenants and agreements or to justify or authorize the non-observance at any other time of the same or of any other covenants and agreements hereof.


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31.   Sever ability:

      If any clause or provision of this Lease is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, with all appeals there from having been exhausted or waived, then and in that event, it is the intention of the parties hereto that the remainder of this Lease will not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

32.   Lessee's Conditions Precedent :

      The Lease shall be subject, solely to Lessee obtaining approval for the operation of a branch bank on the Premises from the appropriate regulatory agency (s) by May 31, 2003.

      32.1 If Lessee does not receive the appropriate regulatory approvals by May 31, 2003, then this Lease is null and void. If Lessee receives the required regulatory approvals by May 31, 2003, this Lease shall be automatically affective and fully enforced between Lessor and Lessee in accordance with the terms and conditions set forth herein.

33.   Lessor's Condition Precedent:

      This Lease shall be subject to Lessee making to Lessor a first mortgage, no-recourse loan in the original principal amount of Six Hundred Thousand Dollars ($600,000.00), bearing interest at the fixed rate of 5.85%, with level amortization of the principal and interest of such loan over a period of Fifteen (15) years and with a stated maturity date of fifteen
      (15) years from the date of such loan (the "First Mortgage Loan"). No member or manager of Lessor shall be obligated to guarantee the payment of all or any portion of the First Mortgage Loan. The mortgage documents to be executed by Lessor in connection with the First Mortgage Loan shall be commercially reasonable a and contain usual and customary terms and conditions for a non-recourse first mortgage loan being made in connection wit commercial real property located in Jefferson County, Kentucky.

34.   Right to First Option to Provide Refinancing:

      Lessor hereby grants to Lessee the first option to provide a subsequent first mortgage loan (the"Subsequent First Mortgage Loan") to Lessor with respect to the Premises up the stated maturity date of the First Mortgage Loan. Lessor and Lessee shall attempt to agree upon the terms and conditions of the Subsequent First Mortgage Loan on or before ninety (90) days before the stated maturity date of the First Mortgage Loan. In the event Lessor and Lessee cannot in good faith agree upon the terms and conditions of the Subsequent First Mortgage Loan on or before ninety (90) days before the stated maturity date of the First Mortgage, Lessor shall have the right to solicit proposals from other financial institutions to provide the Subsequent First Mortgage Loan to Lessor. Lessor shall give Lessee written notice of the terms and conditions of any proposal to provide the Subsequent First Mortgage Loan received by Lessor from any other financial institution and which Lessor desires to accept. Lessee shall have the right, for a period of fifteen (15) days after receipt by Lessee of written notice of the terms and conditions of any such proposal to provide the Subsequent First Mortgage Loan received by Lessor, to match or improve (from Lessor's perspective) the terms and conditions of any such proposal to provide the Subsequent First Mortgage Loan received by Lessor. In the event Lessee fails, within such fifteen (15) day period, to deliver to Lessor a written proposal


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      to provide the Subsequent First Mortgage Loan to Lessor on the same of better ( from Lessor's perspective) terms and conditions as set forth in any one or more of the proposals to provide the Subsequent First Mortgage Loan received by Lessor from other financial institutions and forwarded to Lessee, Lessor shall have the right to obtain the Subsequent First Mortgage Loan upon the terms and conditions set forth in any one or more of such proposals received by Lessor and forwarded to Lessee, In such event, Lessee shall have no claims against, or any basis to asset any claims against, Lessor pursuant to this Section 34. In the event Lessee delivers to Lessor, within such fifteen (15) day period, a written proposal to provide the Subsequent First Mortgage Loan to Lessor on the same or better (from Lessor's perspective) terms and conditions as set forth in any or more of the proposals to provide the Subsequent First Mortgage Loan received by Lessor from other financial institutions and forwarded to Lessee, Lessor shall be obligated to accept such proposal from Lessee, and in such event Lessor and Lessee shall proceed in good faith to close the Subsequent First Mortgage Loan upon the terms and conditions offered by Lessee on or before the stated maturity date of the First Mortgage Loan.

35.   Parking:

      The Lessor shall provide the Lessee with a minimum of three (3) additional parking spots located on the Lessor's adjacent property that will be more fully described in the Lease Agreement.

36.   Entire Agreement.

      This Agreement constitutes the entire understanding between the parties with respect to the subject matter of this Lease and supersedes all prior agreements between the parties relating to the subject matter of this Lease.


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
      Signed effective the 21st day of APRIL, 2003.

Signed and acknowledged in the presence of:     LESSOR:

/s/ LeAnn M. Andres                             AL JOSAM DIXIELAND, L.L.C.
-------------------------------
WITNESS

Printed Name: LeAnn M. Andres                   /s/ J. Mark Blieden
             ------------------                 --------------------------------

                                                Printed Name: J. Mark Blieden
                                                             -------------------

                                                Title: Member
                                                       -------------------------

-------------------------------
WITNESS

Printed Name:
             ------------------

STATE OF:_________________________)  SS:

COUNTY OF:________________________)

      The foregoing instrument was sworn to and acknowledged before me, a notary public, this __ day of __________, by _________________, __________ of AL JOSAM
DIXIELAND, L.L.C., a Kentucky limited liability company, on behalf of such entity.

                                                ________________________________
                                                Notary Public


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

/s/ LeAnn M. Andres                        COMMUNITY BANK SHARES OF
-------------------------------            INDIANA, INC. AND/OR COMMUNITY
WITNESS                                    BANK OF KENTUCKY, INC. ("Lessee")

Printed Name: LeAnn M. Andres              /s/ Christopher L. Bottorff
             ------------------            -------------------------------------

                                           Printed Name: Christopher L. Bottorff
                                                        ------------------------

                                           Title: President/Sr. V.P.
                                                  ------------------------------

/s/ Susan L. Gaines
-------------------------------
WITNESS

Printed Name: Susan L. Gaines
             ------------------

STATE OF: Kentucky                )  SS:
         -------------------------

COUNTY OF: Jefferson              )
         -------------------------

      The foregoing instrument was sworn to and acknowledged before me, a notary public, this 28th day of April, by Christopher Bottorff, President/Sr. V.P. of COMMUNITY BANK SHARES OF INDIANA, INC. AND/OR COMMUNITY BANK OF KENTUCKY, INC. ("Lessee"), a Kentucky limited liability company, on behalf of such entity.

                                                /s/ Melissa Hendrecs
                                                --------------------------------
                                                Notary Public


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